SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      BLACKROCK MUNICIPAL INCOME TRUST
           (Exact Name of Registrant as Specified in its Charter)


           Delaware                                  51-0409115
    (State of Incorporation                       (I.R.S. Employer
       or Organization)                          Identification no.)


           100 Bellevue Parkway,                     19809
            Wilmington, Delaware                  (Zip Code)
    (Address of Principal Executive Offices)


 If this form relates to the registration of a          If this form relates to the registration
 of a class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
 of the Exchange Act and is effective pursu-            of the Exchange Act and is effective pursuant to
 ant to General Instruction A.(c), please               to General Instruction A.(d), please
 check the following box. |X|                           check the following box. |_|

         Securities Act registration statement file number to which this form relates: 333-58224


         Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        --------------------                 ------------------------------
        Common Stock                         New York Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-58224 and 811-10339) as filed electronically with the Securities and Exchange Commission (the "Commission") on April 3, 2001 (Accession No. 0000950172-01-000425) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on June 1, 2001 (Accession No. 0000950172-01-500290), and by Pre-Effective Amendment No.2 to the Registration Statement on Form N-2, as filed with the Commission on June 20, 2001 (Accession No. 0000950172-01-502522) which are incorporated by reference.

Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           BLACKROCK MUNICIPAL INCOME TRUST


                                           By:    /s/ Ralph L. Schlosstein
                                                  --------------------------
                                           Name:  Ralph L. Schlosstein
                                           Title: Trustee and President
                                                  (Principal Executive Officer)


Date: July 12, 2001